Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Kerisa Armstrong and Jessica Jones, or either of them acting singly, and with full power of substitution and re-substitution, the undersigned's true and lawful attorney‑in‑fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

(1)

prepare, execute and submit to the Securities and Exchange Commission (the “SEC”), Eagle Bancorp Montana, Inc. (the “Company”) and/or any national securities exchange on which the Company's securities are listed any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation thereunder, with respect to the any security of the Company, including Forms 3, 4 and 5;

(2)

obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such Attorney‑in‑Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney‑in‑Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney‑in‑Fact may approve in such Attorney‑in‑Fact's discretion.

The undersigned acknowledges that:

●

this Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

●

any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

●

the foregoing attorneys‑in‑fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

●

this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby grants to each such Attorney‑in‑Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or advisable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such Attorney‑in‑Fact, or any such attorney‑in‑fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys‑in‑Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of April 13, 2022.

/s/ Samuel D. Waters

Samuel D. Waters